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                                                                    Exhibit 20.1


                         Chase Manhattan Bank USA, N.A.
                             Noteholders Statement

                      Chase Credit Card Owner Trust 2001-4


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Section 7.3 Indenture                                                              Distribution Date:                   3/15/2004
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
(i)      Amount of Net Swap Payment                                         0.00
         Amount of Net Swap Receipt                                 3,082,628.50

(ii)     Amount of the distribution allocable to principal of the Notes

            Class A Principal Payment                                       0.00
            Class B Principal Payment                                       0.00
            Class C Principal Payment                                       0.00
                      Total

         Amount of the distribution allocable to the principal on the Notes per $1,000 of the initial principal balance of the Notes

            Class A Principal Payment                                       0.00
            Class B Principal Payment                                       0.00
            Class C Principal Payment                                       0.00
                      Total

(iii)    Amount of the distribution allocable to the interest on the Notes

              Class A Note Interest                                 3,850,000.00
              Class B Note Interest                                    77,404.95
              Class C Note Interest                                   134,620.65
                      Total                                         4,062,025.60

         Amount of the distribution allocable to the interest on the Notes per $1,000 of the initial principal balance of the Notes

              Class A Note Interest                                      4.58333
              Class B Note Interest                                      1.10579
              Class C Note Interest                                      1.49579

(iv)     Aggregate Outstanding Principal Balance of the Notes

              Class A Note Principal Balance                         840,000,000
              Class B Note Principal Balance                          70,000,000
              Class C Note Principal Balance                          90,000,000

(v)      Amount on deposit in Owner Trust Spread Account           10,000,000.00

(vi)     Required Owner Trust Spread Account Amount                10,000,000.00


                                                                 By:
                                                                    -----------------------------
                                                                    Name:  Patricia M. Garvey
                                                                    Title: Vice President
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